U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 10, 2010

DNA BRANDS, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-53086	26-0394476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

506 NW 77th Street
Boca Raton, Florida, 33487
(Address of principal executive offices)

(954) 978-8401
(Issuer's Telephone Number)

Item 4.01  Change in Registrant’s Certifying Accountant

By mutual agreement, the relationship between our Company and the firm of Ronald R. Chadwick, P.C. (“RRC”), our independent accountant who audited our financial statements beginning in our fiscal year ended October 31, 2007 through our fiscal year ended October 31, 2009, was terminated effective September 10, 2010.  Our Board of Directors authorized this action.  RRC had audited our financial statements for the fiscal years ended October 31, 2007, 2008, and 2009, and reviewed our financial statements for the related interim periods, including the periods ended January 31, 2010 and April 30, 2010.

In connection with the audit of our financial statements as of and for the fiscal years ended October 31, 2007 through October 31, 2009, and for the subsequent interim period through April 30, 2010, there were no disagreements with RRC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of RRC, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

The audit report of RRC on our financial statements as of and for the years ended October 31, 2007, 2008 and 2009, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except relevant to the audit report for the year ended December 31, 2006, which stated as follows:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

We have requested that RRC furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter is included herewith as Exhibit 16.1.

In addition, effective September 10, 2010, we retained the firm of Mallah Furman, Certified Public Accountants (“Mallah Furman ”), to audit our financial statement for our fiscal year ending October 31, 2010, and include such report as part of our annual report on Form 10-K for our fiscal year ending October 31, 2010.  This change in independent accountants was approved by our Board of Directors.  There were no consultations between us and Mallah Furman prior to their appointment.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

16.1	Letter from Ronald R. Chadwick P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2010	DNA BRANDS, INC. (Registrant) By: s/Darren Marks Darren Marks, Chief Executive Officer